Exhibit 99.1

Supernus Announces Pricing of $350 Million Private Offering of 0.625% Convertible Senior Notes

ROCKVILLE, Md., March 15, 2018 (GLOBE NEWSWIRE) — Supernus Pharmaceuticals, Inc. (NASDAQ:SUPN) (the “Company”), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, announced today the pricing of its private offering of $350 million aggregate principal amount of 0.625% Convertible Senior Notes due 2023 (the “Notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $52.5 million aggregate principal amount of Notes. The offering is expected to close on March 19, 2018, subject to customary closing conditions.

The Notes will be the Company’s unsecured obligations, effectively subordinated in right of payment to any secured senior indebtedness of the Company and structurally subordinated to all future indebtedness of the Company’s subsidiaries. The Notes will pay interest semi-annually in cash on April 1 and October 1 of each year at a rate of 0.625% per year, commencing October 1, 2018. The Notes will mature on April 1, 2023, unless earlier repurchased or converted.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $340.2 million (or approximately $391.3 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. The Company expects to use the net proceeds to acquire or invest in complementary businesses, companies, products and technologies and for working capital and other general corporate purposes, including without limitation, capital expenditures and research and development activities for potentially acquired or in-licensed product candidates, after applying approximately $23.7 million (or approximately $27.2 million if the initial purchasers exercise in full their option to purchase additional Notes) of the net proceeds from the offering of the Notes to fund the cost of the convertible note hedge transactions with the hedge counterparties, as described below (after such cost is partially offset by the proceeds to the Company from the separate sale of the warrants described below).

The holders of the Notes will have the ability to require the Company to repurchase all or any portion of their Notes for cash in the event of a “fundamental change” (as defined in the indenture governing the Notes). In such case, the repurchase price would be 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

Prior to October 1, 2022, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the Notes. The Notes will be convertible based on an initial conversion rate of 16.8545 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $59.33 per share, which represents a conversion premium of approximately 37.5% to the last reported sale price of $43.15 per share of the Company’s common stock on The NASDAQ Global Market on March 14, 2018. In addition, following certain corporate transactions that may occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a specified period of time. Upon any conversion, the Company’s conversion obligation will be settled in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election.

In connection with the offering of the Notes, the Company has entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers of the Notes or their respective affiliates and/or other financial institutions (the “Hedge Counterparties”). The convertible note hedge transactions cover the number of shares of the Company’s common stock that will initially underlie the Notes, subject to customary anti-dilution adjustments. The Company also entered into separate privately negotiated warrant transactions with the Hedge Counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be approximately $80.91 per share, which represents an 87.5% premium to the last reported sale price of the Company’s common stock on The NASDAQ Global Market on March 14, 2018. In addition, if the initial purchasers exercise their option to purchase additional Notes, the Company expects to sell additional warrants to the Hedge Counterparties and use a portion of the proceeds from the sale of the additional Notes and from the sale of the additional warrants to enter into additional convertible note hedge transactions with the Hedge Counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to the Company’s common stock and/or reduce the amount of any potential cash payments the Company is required to make in excess of the principal amount of any converted Notes upon conversion of the Notes. However, the warrant transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, concurrently with, or shortly after, the pricing of the Notes, the Hedge Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock, and shortly after the pricing of the Notes, may purchase the Company’s common stock in secondary market transactions. These activities could have the effect of increasing, or reducing the size of a decline in, the market price of the Company’s common stock concurrently with, or shortly following, the pricing of the Notes. In addition, the Hedge Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock or other securities of the Company, including the Notes, in open market transactions and/or privately negotiated transactions following the pricing of the Notes from time to time (and are likely to do so during any “observation period” (as defined in the indenture governing the Notes) related to a conversion of Notes). Any of these hedging activities could adversely affect the market price of the Company’s common stock or the Notes.

The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion thereof, if any, have not been and will not be registered under the Securities Act or applicable state securities laws, and the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

Forward Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those relating to whether the proposed offering of Notes will be completed.  These statements do not convey historical information, but relate to predicted or potential future events that are based upon management’s current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products; the Company’s ability to increase its net revenue; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s SEC filings made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

CONTACT:

Jack A. Khattar, President and CEO
Gregory S. Patrick, Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

Or

Investor Contact:
Peter Vozzo
Westwicke Partners
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com